UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/10/2005

Auxilium Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50855

DE	23-3016883
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

160 W. Germantown Pike, Norristown, PA 19401
(Address of Principal Executive Offices, Including Zip Code)

610-239-8850
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 10, 2005, Auxilium Pharmaceuticals, Inc. ("Auxilium") and BioSpecifics Technologies Corp. ("BioSpecifics") entered into Amendment No. 1 (the "Amendment") to the Development and License Agreement, dated as of June 3, 2004 between the parties (the "Agreement"). Under the Agreement, Auxilium was granted exclusive worldwide rights to develop with BioSpecifics, and market and sell certain products containing BioSpecifics' enzyme. AA4500, Auxilium's product candidate for the treatment of Peyronie's Disease and Dupuytren's Disease, contains BioSpecifics' enzyme.    A summary of the terms of the Amendment are set forth below.
Product Development and Clinical Supply
Auxilium is responsible, at its own cost and expense, for developing the formulation and finished dosage form of products and arranging for the clinical supply of products. Auxilium may qualify one or more back-up suppliers for the manufacture of clinical and commercial supply of products. As a result of the Amendment, Auxilium is no longer required to pay BioSpecifics the process development milestones specified in the Agreement.
Commercial Supply and Supply Agreement
BioSpecifics has the option, exercisable no later than six months after FDA approval of the first New Drug Application or Biologics License Application with respect to a product, to assume the right and obligation to supply, or arrange for the supply from a third party other than a back-up supplier qualified by Auxilium, of a specified portion of commercial product. The Amendment provides that Auxilium shall withhold a specified amount of a milestone payment until (i) BioSpecifics executes an agreement, containing certain milestones, with a third party for the commercial manufacture of the product, (ii) BioSpecifics commences construction of a facility, compliant with current Good Manufacturing Practices, for the commercial supply of the product, or (iii) thirty (30) days after BioSpecifics notifies Auxilium in writing that it will not exercise the supply option.
If BioSpecifics exercises the supply option, commencing on a specified date, BioSpecifics shall be responsible for supplying or arranging for the supply through a third party other than a back-up supplier qualified by Auxilium, a specified portion of the commercial supply of the product. If BioSpecifics does not exercise the supply option, Auxilium will be responsible for arranging for the entire commercial product supply.
In the event BioSpecifics exercises the supply option, BioSpecifics and Auxilium shall use commercially reasonable efforts to enter into a commercial supply agreement on customary and reasonable terms and conditions which are not worse than those with back-up suppliers qualified by Auxilium.

Royalties

Auxilium shall pay BioSpecifics on a country-by-country and product by product basis a specified percentage of net sales for products covered by the Agreement. Such percentage will vary depending on whether BioSpecifics exercises the supply option. In addition, the percentage may be reduced if (i) BioSpecifics fails to supply commercial product supply in accordance with the terms of the Agreement, (ii) market share of a competing product exceeds a specified threshold; or (iii) Auxilium is required to obtain a license from a third party in order to practice BioSpecifics' patents without infringing such third party's patent rights.
In addition to the royalty payments set forth above, Auxilium shall pay to BioSpecifics an amount equal to a specified mark-up of the cost of goods sold for products sold by Auxilium that are not manufactured by or on behalf of BioSpecifics, provided that, in the event BioSpecifics exercises the supply option, no payment shall be due for so long as BioSpecifics fails to supply the commercial supply of the product in accordance with the terms of the Agreement.
Patent Prosecution
Auxilium shall control the filing, prosecution and maintenance of BioSpecifics' patents relating to products licensed under the Agreement. Auxilium shall pay a specified percentage of the fees and expenses incurred by it in connection with filing, prosecution and maintenance of BioSpecific patents and shall receive a credit against future royalties payable to BioSpecifics under the Agreement equal to a specified percentage of such fees and expenses. Additionally, BioSpecifics shall reimburse Auxilium for 100% of fees and expenses in connection with filings, prosecution and/or maintenance of patents pertaining to pharmaceutical applications containing BioSpecifics' enzyme for which Auxilium declines to exercise its option under the Agreement to pursue and which BTC pursues.
Termination
In addition to the termination set forth in the Agreement, Auxilium may terminate the Agreement upon written notice to BioSpecifics on or prior to September 30, 2005 in the event Auxilium determines, in its reasonable business judgment, that the products licensed under the Agreement cannot be produced in commercially reasonable quantities and at commercially reasonable costs and/or the products or BioSpecifics' enzyme cannot be characterized as comparable to those used in pre-clinical and clinical trials conducted by BioSpecifics prior to the Agreement.

The foregoing is a summary description of certain terms of the Amendment and, by its nature, is incomplete. The Company will file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2005. All readers are encouraged to read the entire text of the Amendment when it is filed. The Company's filings may be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or by means of the Company's home page on the Internet at http://www.auxilium.com under the heading "Investor Relations - SEC Filings."

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Creation of a Direct Financial Obligation.

The description of the Amendment in "Item 1.01. Entry into a Material Definitive Agreement" of this Report is incorporated into this Item 2.03 by reference. Such description is a summary of certain terms of the Amendment and, by its nature, is incomplete. The Company will file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2005. All readers are encouraged to read the entire text of the Amendment when it is filed. The Company's filings may be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or by means of the Company's home page on the Internet at http://www.auxilium.com under the heading "Investor Relations - SEC Filings."

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Auxilium Pharmaceuticals, Inc.

Date: May 16, 2005.	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey
Executive Vice President, Secretary and General Counsel